Exhibit 10.1
CONFIDENTIAL SETTLEMENT AGREEMENT

This Confidential Settlement Agreement (this “Agreement”) is entered into this 14th day of December, 2010 by and among Rothschild Trust Holdings, LLC, a Florida limited liability company (“Rothschild Trust”) and BP GBL Section 3.4, LLC, a Florida limited liability company (“BP GBL” and with Rothschild Trust, collectively the “Rothschild Parties”), first party and NeoMedia Technologies, Inc., a Delaware corporation (“NeoMedia”), second party.  The Rothschild Parties and NeoMedia are referred to herein as the Parties.

RECITALS

WHEREAS, NeoMedia purchased from Loyaltypoint, Inc. (“Loyaltypoint”) its rights, title and interest in United States Patents 6,430,554; 6,651,053; 6,675,165 and 6,766,363 and all related foreign and domestic patents and patent applications (but which did not include United States Patent No. 6,101,534 which was not owned by Loyaltypoint), including reissues, reexaminations, extensions, continuations, continuations in part, continuing prosecution applications and divisions of such patents and applications and provisional patent applications that were or would be continuations or continuations in part of such patent and applications, and foreign counterparts to any of the foregoing including but not limited to utility models (“Loyaltypoint Patents”) pursuant to the Patent Purchase Agreement dated April 8, 2005 (“Patent Purchase Agreement”);

WHEREAS, Loyaltypoint retained the right to a royalty equal to ten (10%) percent of the License Revenue for a period of ten (10) years from the date of the Agreement as defined in Section 3.3 of the Patent Purchase Agreement, and a Grant-back License as defined by Section 3.4 of the Patent Purchase Agreement (collectively, the “Loyaltypoint Rights”);

WHEREAS, Loyaltypoint subsequently declared bankruptcy, and Rothschild Trust purchased the Loyaltypoint Rights.

WHEREAS, Rothschild Trust assigned all of its rights and interest in the Loyaltypoint Rights to BP GBL;

WHEREAS, Rothschild Trust specifically represents that it has not assigned some or any of its rights and interest in the Loyaltypoint Rights to any other entity or individual other than to BP GBL;

WHEREAS, Rothschild Trust filed a complaint against NeoMedia in Miami-Dade County, Florida (Case No. 08-45049 CA 20), seeking monetary relief for NeoMedia’s alleged failure to pay royalties under the Loyaltypoint Rights (“Lawsuit”);

WHEREAS, NeoMedia denied, and does deny, all of the allegations set forth by the Rothschild Trust in the Lawsuit; and

WHEREAS, for purposes of avoiding costly litigation and in order to reach an amicable resolution of the potential claims and disputes by and among the Parties, the Parties desire to compromise fully, and finally settle and resolve all disputes among them, including those relating to the Lawsuit.

NOW, THEREFORE, in consideration of the promises, the performance of the covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties to this Agreement hereby represent, warrant, consent and agree as follows:

1.           Adoption of Recitals.  The Parties hereto adopt the above recitals as being true and correct, and they are incorporated herein as material parts of this Agreement.

2.           Settlement Benefits.

A.           NeoMedia agrees to deliver shares of its common stock to BP GPL in accordance with the terms set forth on Exhibit 1 attached hereto and made a part hereof.

B.           Assignment of Loyaltypoint Rights and Loyaltypoint Patents by Rothschild Trust, BP GBL and Rothschild to NeoMedia.  Rothschild Trust, BP GBL and Leigh M. Rothschild, individually (“Rothschild”) hereby assign to NeoMedia all rights, title and interest they have in the Loyaltypoint Rights and the Loyaltypoint Patents to NeoMedia.  For clarification purposes, the Parties hereto hereby acknowledge and agree that neither the Rothschild Parties nor Rothschild are transferring any rights, title or interest in and to United States Patent No. 6,101,534.

C.           Execution of Assignment.  In order to record in the United States Patent and Trademark Office (“USPTO”) the Assignment of the Loyaltypoint Rights as set forth in Section 2(B) hereof, and to resolve any issues arising from the recordation of the “Loyaltypoint Sale Document” (as hereinafter defined) at the USPTO, Rothschild Trust, BP GBL and Rothschild agree to execute the Assignment attached hereto as Exhibit 2 to this Agreement.  The Assignment shall be fully executed and delivered to NeoMedia’s counsel upon the full execution of this Agreement.  NeoMedia’s counsel shall hold the Assignment in escrow until each party constituting the “Rothschild Group” (as defined on Exhibit 1 attached hereto) receives the “Settlement Shares” (as defined on Exhibit 1 attached hereto) in accordance with Section 2(A) of this Agreement.  The "Loyaltypoint Sale Document" means the Bill of Sale between Edwin K. Palmer, Chapter 7 Trustee of the Bankruptcy Estate of Loyaltypoint, Inc., and Rothschild Trust Holdings, LLC, dated Oct. 2, 2007, and recorded July 17, 2008 at USPTO Reel 021243/Frame 0674.

D.           Stipulation of Dismissal with Prejudice.  Within five (5) days after the parties constituting the Rothschild Group receive the Settlement Shares, NeoMedia shall file with the Court a Joint Stipulation of Dismissal, with prejudice, of the Lawsuit, with each Party to bear its own fees and costs, a copy of which is attached hereto as Exhibit 3.  A signed Joint Stipulation of Dismissal shall be delivered to NeoMedia’s counsel upon execution of this Agreement, to hold in escrow until five (5) days after the parties constituting the Rothschild Group receive the Settlement Shares.

E.           ICAP Ocean Tomo LLC.  The Rothschild Parties shall have sole responsibility to pay all commissions, fees or any other monies owed to ICAP Ocean Tomo LLP in connection with ICAP Ocean Tomo Auction - Lot 54 - BP GBL Section 3.4, LLC.  All monies owed ICAP Ocean Tomo LLP must be paid in full, and the Rothschild Parties must deliver a full general release from ICAP Ocean Tomo LLC, a copy of which is attached hereto as Exhibit 4, to NeoMedia’s counsel upon execution of this Agreement.  NeoMedia’s counsel shall hold such general release in escrow until five (5) days after the parties constituting the Rothschild Group receive the Settlement Shares.  The Rothschild Parties specifically agree that NeoMedia will have no obligation to deliver any Settlement Shares in accordance with Section 2(A) above until five (5) business days after the Rothschild Parties fulfill their obligations pursuant to this Section 2(E).

3.           Release by the Parties.

A.           Rothschild Parties’ and Rothschild Release to NeoMedia.  Rothschild Parties, their successors, assigns, agents, officers, shareholders, members, parents and subsidiaries and Rothschild (collectively “3A Releasors”) unconditionally and irrevocably release NeoMedia, its successors, assigns, employees, officers, directors, shareholders, agents, parents and subsidiaries (collectively “3A Releasees”) from all known or unknown claims, debts, liabilities, breaches of contract, compensation, claims for profits, claims for expenses, demands, damages, actions, causes of action, or suits of any kind or nature whatsoever, if any, that the 3A Releasors presently have, for any event, occurrence, or omission that has occurred from the beginning of the world with respect to the Loyaltypoint Rights, as well as the Loyaltypoint Patents.  This Release includes, but is not limited to, any claims that were raised, or could have been raised in the Lawsuit, all rights, claims and interest in the Loyaltypoint Rights (including but not limited to (i) the rights in the Grant-back license set forth in section 3.4 of the Patent Purchase Agreement and (ii) the rights in the royalties set forth in section 3.3 of the Patent Purchase Agreement), and with respect to the Loyaltypoint Rights, all losses, debts, liabilities, breaches, claims and causes of action based on breach of contract, accounting, misrepresentation, fraud, property damage, personal injury, disclosure of trade secrets and proprietary information, conflicts of interest, tortious interference, breach of fiduciary duties, demands, costs, loss of services, expenses, compensation, contribution, attorneys’ fees, and all compensatory, consequential, liquidated, special and punitive damages.  The Rothschild Parties and Rothschild acknowledge that NeoMedia has relied on the representations and promises in this Agreement and this Release (described herein in Section 3) in agreeing to the Settlement Benefits (described above in Section 2(A).)

B.           NeoMedia’s Release to the Rothschild Parties and Rothschild.  NeoMedia, its successors, assigns, agents, officers, shareholders, members, parents, subsidiaries and otherwise related individuals and entities (collectively “3B Releasors”) unconditionally and irrevocably release the Rothschild Parties, their successors, assigns, agents, employees, shareholders, members, managers, parents, subsidiaries, officers and directors, as well as Rothschild (collectively “3B Releasees”) from all known or unknown claims, debts, liabilities, breaches of contract, compensation, claims for profits, claims for expenses, demands, damages, actions, causes of action, or suits of any kind or nature whatsoever, if any, that 3B Releasors presently have or could have, for any event, occurrence, or omission that has occurred from the beginning of the world with respect to the Loyaltypoint Rights, as well as the Loyaltypoint Patents. This Release includes, but is not limited to, any claims that were raised, or could have been raised in the Lawsuit, and all losses, debts, liabilities, breaches, claims and causes of action based on breach of contract, accounting, misrepresentation, fraud, property damage, personal injury, disclosure of trade secrets and proprietary information, conflicts of interest, tortious interference, breach of fiduciary duties, demands, costs, loss of services, expenses, compensation, contribution, attorneys’ fees, and all compensatory, consequential, liquidated, special and punitive damages.  NeoMedia acknowledges that the Rothschild Parties and Rothschild relied on the representations and promises in this Agreement and this Release (described herein in Section 3) in agreeing to the Settlement Benefits (described above in Section 2(B) and (C).)

4.           Representations, Warranties and Indemnification – Rothschild Trust, BP GBL and Rothschild.  Rothschild Trust, BP GBL and Rothschild represent and warrant that BP GBL holds its rights and interest in the Loyaltypoint Rights totally free and clear, unencumbered by claims, licenses, options, rights or other interests of other parties.  Rothschild Trust and Rothschild represent and warrant that they have no right and/or interest in the Loyaltypoint Rights, other than pursuant to Rothschild Trust’s interest in BP GBL.  Rothschild Trust and BP GBL have the full, right, power and authority to enter into this Agreement and assign the Loyaltypoint Rights.  Rothschild Trust, BP GBL and Rothschild agree to indemnify NeoMedia to the full extent permitted by law for any breach of this provision.

5.           Covenant Not to Sue.

A.           Rothschild Parties, their successors, assigns, agents, officers, shareholders, members, parents and subsidiaries and Rothschild (collectively “5A Releasors”) agree that they will not commence any lawsuits, arbitrations or other proceedings or actions against NeoMedia, its successors, assigns, employees, officers, directors, shareholders, agents, parents and subsidiaries (collectively “5A Releasees”) regarding any claims with respect to the Loyaltypoint Rights and the Loyaltypoint Patents, save and except for any future breach or violation by NeoMedia of this Agreement.  5A Releasors further represent that they have no suits, claims, charges, complaints or demands of any kind whatsoever currently pending against 5A Releasees with any local, state, or federal court or any governmental, administrative, investigative, civil rights or other agency or board other than the Lawsuit described in this Agreement.  5A Releasors covenant and agree never, individually or with any person or in any way, directly or indirectly, to commence, participate in, aid in any way, prosecute or cause or permit to be commenced or prosecuted against 5A Releasees any action or other proceeding based upon any claim, demand, cause of action, obligation, damage, or liability with respect to the Loyaltypoint Rights and the Loyaltypoint Patents, that occurred or arose at any time prior to and including the date of 5A Releasors’ execution of this Agreement.  5A Releasors represent and agree that they have not and will not make or file or cause to be made or filed any other claim, charge, allegation, or complaint, whether formal, informal, or anonymous with respect to the Loyaltypoint Rights and the Loyaltypoint Patents, with any governmental agency, department or division, whether federal, state, or local, relating to 5A Releasees, excepting claims, charges, allegations or complaints which arise from future breaches or violations by the 5A Releasees of the terms and conditions of this Agreement or other obligations of the 5A Releasees that are not the subject matter of the Release stated above in Section 3A of this Agreement.  5A Releasors further agree that if any person, organization or other entity should bring a claim against 5A Releasees involving any matter with respect to the Loyaltypoint Rights and Loyaltypoint Patents, 5A Releasors shall not join in, or benefit from, any such action.

B.           NeoMedia, its successors, assigns, agents, officers, shareholders, members, parents and subsidiaries (collectively “5B Releasors”) agree that they will not commence any lawsuits, arbitrations or other proceedings or actions against the Rothschild Parties, their successors, assigns, employees, shareholders, members, managers, parents, subsidiaries, officers and directors and Rothschild (collectively “5B Releasees”) regarding any claims with respect to the Loyaltypoint Rights and the Loyaltypoint Patents, save and except for any future breach or violation by the Rothschild Parties and Rothschild of this Agreement.  5B Releasors further represent that they have no suits, claims, charges, complaints or demands of any kind whatsoever currently pending against 5B Releasees with any local, state, or federal court or any governmental, administrative, investigative, civil rights or other agency or board other than the Lawsuit described in this Agreement.  5B Releasors covenant and agree never, individually or with any person or in any way, directly or indirectly, to commence, participate in, aid in any way, prosecute or cause or permit to be commenced or prosecuted against 5B Releasees any action or other proceeding based upon any claim, demand, cause of action, obligation, damage, or liability with respect to the Loyaltypoint Rights and the Loyaltypoint Patents, that occurred or arose at any time prior to and including the date of 5B Releasors’ execution of this Agreement.  5B Releasors represent and agree that they have not and will not make or file or cause to be made or filed any other claim, charge, allegation, or complaint, whether formal, informal, or anonymous with respect to the Loyaltypoint Rights and the Loyaltypoint Patents, with any governmental agency, department or division, whether federal, state, or local, relating to 5B Releasees, excepting claims, charges, allegations or complaints which arise from future breaches or violations by the 5B Releasees of the terms and conditions of this Agreement or other obligations of the 5B Releasees that are not the subject matter of the Release stated above in Section 3B of this Agreement.  5B Releasors further agree that if any person, organization or other entity should bring a claim against 5B Releasees involving any matter with respect to the Loyaltypoint Rights and the Loyaltypoint Patents, 5B Releasors shall not join in, or benefit from, any such action.

6.           Acknowledgement of Consideration.  The Parties hereto each acknowledge and agree that the Settlement Benefits (Section 2 above), Releases (Section 3) and the Covenants Not To Sue (Section 5 above) set forth in this Agreement are being exchanged for the benefit of each of the Parties executing this Agreement, and that, but for the agreements made hereunder, they have no entitlement to the consideration exchanged pursuant to this Agreement.

7.           Knowing and Voluntary Waiver.  The Parties hereto each acknowledge and agree that the waiver of the Parties’ claims provided in this Agreement is knowing and voluntary and that this waiver is a part of this Agreement, which has been written in a manner calculated to be, and which is, understood by each of the Parties.

8.           Non-Admission.  Nothing in this Agreement, including the above Settlement Benefits, are to be construed as an admission of wrongdoing or of any liability by any of the Parties.  The execution of this Agreement shall not be deemed, construed or interpreted, in any way, to be an admission by any Party regarding liability, damages or the validity of any claim or defense, which any Party has asserted or may assert.  If this Agreement is not fully and finally consummated by its valid and binding execution date, then no statements contained herein shall be used for any purpose whatsoever against any of the Parties.

9.             Cooperation.  The Parties agree to execute and deliver any and all documents that may be necessary to effectuate the terms agreed to herein.

10.           Plain Meaning and Headers.  This Agreement shall be interpreted in accordance with the plain meaning of its terms and not for or against the drafter’s rights hereunder.  The headers describing the contents of the provisions are simply for identification purposes and shall not be construed as a substantive part of the provision.

11.           Agreement the Product of Negotiation.  This Agreement is the product of negotiation between the Parties.  In the event of a dispute concerning the interpretation of this Agreement or of any of its terms or provisions, the Agreement shall be deemed to have been drafted jointly by the Parties, and shall not be more strictly construed against any of the Parties.

12.           Waiver.  No waiver of a breach of any provision of this Agreement shall constitute a waiver of a breach of any other provision of this Agreement or of a prior or subsequent breach of the same provision.  No extension of time of performance of an act or obligation under this Agreement shall constitute an extension of time of performance of any other act or obligation.

13.           No Assignment; Authority.  The Parties represent and warrant that no person other than the signatories hereto had or has any interest in the matters referred to in this Agreement, that the Parties have the sole right and exclusive authority to execute this Agreement, and that the Parties have not sold, assigned, transferred, conveyed, or otherwise disposed of any claim, demand or legal right that is the subject of this Agreement.  NeoMedia represents and warrants that Michael Zima has been duly authorized to execute this Agreement on behalf of NeoMedia and that no consent, authorization, approval or order is required to be obtained by NeoMedia for the execution, delivery and performance of this Agreement by NeoMedia, except as has been obtained prior to the execution hereof.  The Rothschild Parties hereby represent and warrant that Rothschild has been duly authorized to execute this Agreement on behalf of the Rothschild Parties and that no consent, authorization, approval or order is required to be obtained by the Rothschild Parties for the execution, delivery and performance of this Agreement by the Rothschild Parties, except as has been obtained prior to the execution hereof.

14.           Governing Law and Jurisdiction.  This Agreement shall be deemed to be made and entered into in the State of Florida, and shall in all respects be interpreted, enforced and governed under the laws of Florida, without giving effect to the conflict of laws principles of Florida law.  For purposes of enforcing this Agreement, the Parties expressly consent to the exclusive jurisdiction and venue of any court of competent jurisdiction located in Miami-Dade County, Florida, and they expressly waive any claims or defenses of forum non conveniens to jurisdiction and venue in Miami-Dade County, Florida.  THE PARTIES EXPRESSLY WAIVE ANY AND ALL RIGHTS TO A JURY TRIAL.

15.           Opportunity to Consult with Counsel.  The Parties hereby represent and acknowledge that they have been provided with the opportunity to discuss and review the terms of this Agreement with their respective attorneys before signing it and that they are freely and voluntarily signing this document in exchange for the benefits provided herein.  The Parties further represent and acknowledge that they have been provided a reasonable period of time within which to review the terms of this Agreement.

16.           Entire Agreement.  This Agreement is the entire agreement between the Parties relating to the subject matter of this Agreement, and fully supersedes any and all prior agreements and understandings, both written and oral, between the Parties.  The Parties acknowledge that no one has made any representations or promises to them, other than those contained in or referred to in this Agreement, and that they are not relying on any representations or promises not set forth herein in executing this Agreement.

17.           Modification or Amendment.  No amendment, change or modification of this Agreement, or waiver of any provision of this Agreement, shall be valid unless it is in writing, signed by each of the Parties or by his or its respective successors and/or assigns.  The Parties agree not to make any claim at any time or place that this Agreement has been orally modified in any respect whatsoever.

18.           Severability.  Should any provision of this Agreement be declared or determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement and all other valid provisions shall survive and continue to bind the Parties.

19.           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and together which shall constitute one and the same agreement.  This Agreement and any amendment hereto may be signed by electronic signature, such as facsimile transmission or electronic mail by PDF format, and any such electronic signature shall be deemed to be an original for all purposes.  The Parties agree to execute two (2) originals of this Agreement.

20.           Execution of Agreement.  The Parties to this Agreement each acknowledge and agree that in deciding to execute this Agreement:  (a) the Parties relied entirely on their own judgment and that of any legal counsel; (b) no facts, evidence, event or transaction currently unknown to the Parties, but which may hereinafter become known, shall affect in any way or manner the final, unconditional nature of this Agreement; (c) the execution of this Agreement is a completely knowing and voluntary act; (d) the Parties understand the terms of this Agreement; (e) the Parties have been advised to consult with legal counsel and have been provided with time to consult with legal counsel prior to the execution of this Agreement; (f) all promises made to the Parties in connection with this Agreement or as inducement to sign same expressly are set forth in full in the other paragraphs of this Agreement.

21.           Prevailing Party. In the event that it shall be necessary for any Party to this Agreement to institute legal action to enforce any of the terms and conditions or provisions contained herein, or for any breach thereof, the prevailing party shall be entitled to reimbursement of their costs and reasonable attorney’s fees.

22.           Notices. All documents or instruments to be sent, provided or delivered under this Agreement shall be sent to the following addresses:

A.	Rothschild Parties.
Rothschild Trust Holdings, LLC
1108 Kane Concourse, Suite 310
Bay Harbor Islands, FL 33154
Attn.:  Jay Howard Linn

With a copy to:

Feingold Schechter P.A.
3858-S Sheridan Street
Hollywood, FL 33021
Attn.:  Robert A. Feingold, Esq.
(P) 954.967.2575
(F) 954.967.2576

B.	NeoMedia.
NeoMedia Technologies, Inc.
Two Concourse Parkway, Suite 500
Atlanta, Georgia 30328
Attn.  Michael W. Zima, CFO

With a copy to:

K&L Gates LLP
Wachovia Financial Center – Suite 3900
200 South Biscayne Boulevard
Miami, Florida 33131
Attn.:  Jonathan Morton, Esq.
(P) 305.539.3357
(F) 305.358.7095

23.           Confidentiality.

A.           Except as provided in subsection (B) of this Section 23, the Parties agree that the terms and conditions of this Agreement are and shall remain confidential.

B.           Nothing in subsection (A) of this Section 23 shall prohibit any Party from disclosing terms and conditions of this Agreement: (i) to the extent that the such party is legally compelled (by oral questions, interrogatories, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the terms hereof (the “Confidential Information”); (ii) to its respective attorneys, auditors, lending institutions, or other agents or representatives that the disclosing Party in good faith believes should have access to such Confidential Information; and/or (iii) NeoMedia disclosing certain aspects of this Agreement on NeoMedia securities filings, to the extent required by the United States Securities and Exchange Commission; provided that, in connection with any such disclosure, (a) a disclosing party shall only disclose such Confidential Information as is required to be disclosed in connection with the foregoing, (b) a disclosing party shall provide the other party with prompt and advance written notice of any such intended disclosure so that such other party has a reasonable opportunity to limit such disclosure, or (if applicable, and to the extent reasonable practicable) seek a protective order or other appropriate remedy to prevent such disclosure and (c) a disclosing party shall use its reasonable efforts to seek confidential treatment (consistent with the terms hereof) by the third party to whom such disclosure is made.  The Parties acknowledge that money damages would not be a sufficient remedy for any breach of the provisions of this Section 23 and that the non-breaching party shall be entitled to equitable relief, without proof of damages or the posting of a bond, to enjoin a breach or threatened breach of this Section 23.  Such equitable relief shall be in addition to, and not in lieu of, such other and further relief as the injured party may be entitled to.

C.           The obligation not to disclose Confidential Information shall not apply to any part of such Confidential Information that (i) is or becomes generally known to the public other than by acts of a party in contravention of this Agreement; (ii) is disclosed to a party by a third party, unless such Confidential Information was obtained by such third party directly or indirectly from a party on a confidential basis which is known or made known to such party; (iii) prior to disclosure under this Agreement, was already in the possession of the disclosing party, unless such Confidential Information was obtained directly or indirectly from the other party on a confidential basis; or (iv) is independently acquired or developed by a disclosing party other than by acts of a party in contravention of this Agreement.
IN WITNESS WHEREOF, each of the Parties having so agreed to the terms stated herein, have set their hands the date and year below so written.

ROTHSCHILD TRUST HOLDINGS, LLC		NEOMEDIA TECHNOLOGIES, INC.
By:	/s/ Leigh M. Rothschild	By:	/s/ Michael W. Zima
Name:	Leigh M. Rothschild	Name:	Michael W. Zima
Title:	Managing Member	Title:	CFO and Secretary
Date:	December 14, 2010	Date:	December 13, 2010

BP GBL SECTION 3.4, LLC
By:	/s/ Leigh M. Rothschild
Name:	Leigh M. Rothschild
Title:	Manager
Date:	December 14, 2010

AGREED AND ACCEPTED TO WITH RESPECT
TO HIS RIGHTS AND OBLIGATIONS UNDER
SECTIONS 2(A), 2(B), 2(C), 3, 4, 5 and EXHIBIT 1

/s/ Leigh M. Rothschild
Leigh M. Rothschild

AGREED AND ACCEPTED TO, SOLELY
IN ITS CAPACITY AS ESCROW AGENT
THIS 14th DAY OF DECEMBER, 2010

K&L GATES, LLP

By:	/s/ Jonathan Morton
Name:	Jonathan Morton
Title:	Partner

AGREED AND ACCEPTED TO WITH
RESPECT TO THEIR RESPECTIVE
RIGHTS AND OBLIGATIONS AS A
MEMBER OF THE ROTHSCHILD GROUP
UNDER SECTIONS 2A, 2B, 2C, 2D, 2E, 23
AND EXHIBIT 1 OF THIS AGREEMENT
THIS 14th DAY OF DECEMBER, 2010

/s/ Leigh M. Rothschild
Leigh M. Rothschild

ICAP Ocean Tomo LLC

By:	/s/ David Schmidt
Name:	David Schmidt
Title:	Director of Research
Address:	200 W. Madison, 37th Floor Chicago, Il 60606
(P): 312-327-8001
(F): 312-327-4401

Feingold Schechter P.A.

By:	/s/ Robert A Feingold
Name:	Robert A. Feingold
Title:	President